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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 11, 2009

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                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

On June 11, 2009, Research Frontiers Inc. held its Annual Meeting of Stockholders. At the meeting, presentations were made by Research Frontiers and senior executives at its licensees DIC International, Innovative Glass Corp., LTI SmartGlass, Inc., and SPD Control Systems Corp.


At its Annual Meeting of Shareholders, Research Frontiers Inc. announced the results of independent testing regarding the energy efficiency of SPD-Smart windows.

Test results indicate that SPD-Smart windows have extraordinary solar heat rejection and control capabilities. The tests were conducted by DSET Laboratories, a division of Atlas Material Testing Technology, in accordance with ASTM and ASHRAE testing and calculation protocols.

"The energy efficiency of window products is of great importance in today's world," commented Joseph M. Harary, President and CEO of Research Frontiers. "SPD-Smart products instantly give users the ability to control the amount of light, glare and heat entering a home, building, aircraft, boat or automobile. When compared to published data about the energy efficiency and other performance characteristics of all other types of windows offered for the architectural market - including other smart window technologies - we find none comparable to SPD-Smart windows."

The United States Department of Energy estimates that tintable smart windows can save building operators up to 40% on their energy bills, reduce the size of HVAC systems by as much as 25%,and reduce building operating costs by up to 20%. To maximize these dramatic savings, a smart window must be able to both reject and variably control the transmission of solar heat as well as visible light.

The testing of one type of SPD-Smart window indicates broad range in the amount of solar energy that can be instantly regulated. This type of window can reject 87% of the sun's heat or allow 57% of it to be transmitted. The range of heat control is the largest known of any window ever offered. Such performance can reduce cooling and heating costs particularly in northern climates by rejecting heat in the summer and transmitting heat in the winter. This window also has a very wide range of visible light transmission with a contrast ratio (the ratio of the darkest to the lightest states of the variable tint) exceeding 100:1.

In warmer regions, maximizing heat rejection lowers cooling costs. Test results on another type of SPD-Smart window, configured for these sunnier regions, indicate that up to 94% of heat from the sun can be blocked from entering, a level of efficiency unequalled by any other window offered today.

At the Research Frontiers Annual Meeting, Joseph M. Harary gave a presentation on windows and energy efficiency, and provided highlights of the independent test results. This presentation is available at:
www.smartglass.com/upload/RFI_Presentation.pdf.

In addition to energy savings due to heat rejection and control, SPD-Smart windows offer additional energy saving capabilities for homeowners and building operators.One such area is "daylight harvesting" which involves the introduction of natural light to a building's interior, thereby reducing the energy used for artificial lighting. Buildings account for an estimated 40% of the U.S.'s total energy consumption and represent important targets for substantial gains in energy efficiency. According to the New Buildings Institute, efficient daylight harvesting can lead to annual savings on lighting energy of 35%-60%. With approximately 14% of the energy used in the U.S. going towards interior lighting, this translates into estimated annual savings on energy used for interior illumination of between $20-$35 billion in the U.S. alone. SPD-Smart windows offer superior daylight harvesting potential as compared to conventional window systems because of their variable light-control properties that can minimize artificial lighting needs and thus energy use.Gregory M. Sottile, Ph.D., Director of Market Development for Research Frontiers, and John Petraglia, CEO and President of licensee SPD Control Systems Corporation, jointly gave a presentation about the need for, and design of, daylight harvesting systems using SPD-SmartGlass which is available at: www.smartglass.com/upload/Daylight_Harvesting.pdf.

Also presenting at the Annual Meeting were several other licensees of Research Frontiers. Jeff Besse, President of LTI SmartGlass, Inc., provided an overview of the company's expansion, including the construction of a new 90,000 square foot production facility and showroom in Pittsfield, Massachusetts.
This new plant increases LTI's production capacity to more than 23,000 square feet of glass per week. Mr. Besse talked about the collaborative work LTI is doing with other Research Frontiers licensees and LTI's ability to supply them with large volumes of laminated SPD-SmartGlass. Mr. Besse's presentation is available at: www.smartglass.com/upload/LTI_Presentation.pdf.

Tony Pirro,Vice President of DIC International (USA),Inc., presented an overview of his company's SPD emulsion production, supply and marketing programs. Currently DIC is supplying SPD emulsion to another Research Frontiers licensee, Isoclima S.p.A. This emulsion is coated into an SPD light-control film by Isoclima, which is now offering SPD-Smart end-products to various industries. Mr. Pirro also noted a recent expansion - DIC International (USA) has begun to market Isoclima SPD-Smart CromaLite(tm) glass and polycarbonate panels in the U.S.

Steve Abadi, Chairman and CEO of licensee Innovative Glass Corp., discussed a number of projects for its SPD-SmartGlass for interior and exterior architectural applications, and noted two significant developments related to these projects: the successful fabrication of large windows measuring
6 feet wide by 9 feet tall, and also the ability to retrofit existing windows to make them SPD-Smart. Innovative Glass expects details of these projects to be announced by them or their customers.

Mr. Harary also announced a new collaborative marketing program, with licensees InspecTech Aero Service and Hitachi Chemical, to expand market penetration in theSPD aerospace application. Aircraft manufacturer Hawker Beechcraft Corporation is now selling InspecTech's SPD-Smart I-Shades(tm), the world's most advanced light-control aircraft cabin window shades, for all models of its King Air aircraft,of which there are 6,200 flying today. To support this effort, Mr. Harary demonstrated the I-Shade (which is also currently being used in the A380 aircraft recently delivered by Airbus to airline customer Qantas Airlines) and previewed the marketing program's first magazine advertisement for King Air I-Shades, scheduled for July.

Visitors at the Research Frontiers Annual Meeting were also able to see SPD-SmartGlass powered by photovoltaics, and experience first-hand how SPD-SmartGlass is used in automotive applications by sitting in a Cadillac CTS test vehicle equipped with two large SPD-Smart sunroofs and multiple SPD-Smart sunvisors that block glare and regulate the amount of heat and light coming into the vehicle. Guests were then invited back to Research Frontiers' new SPD-SmartGlass Design Center and Interactive Exhibit to experience large SPD-Smart architectural windows.

Research Frontiers' Press Release is attached hereto as an exhibit and is also available on the Company's web site at www.SmartGlass.com.


This report and the press release referred to hereing may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.


The information in this Form 8-K or the press release filed as an exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED



                                          /s/ Joseph M. Harary
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                                          By: Joseph M. Harary
                                          Title: President

Dated: June 11, 2009